Exhibit 99.1

Atlantic Union Bankshares Corporation To Release First Quarter 2020 Results

Richmond, Va., April 7, 2020 – Atlantic Union Bankshares Corporation today announced that it will release first quarter 2020 results before the market opens on Tuesday, April 28, 2020.

Following the release, the company will host a webcast and conference call for analysts at 9:00 a.m. Eastern Daylight Time on Tuesday, April 28, 2020.

Management will conduct a listen-only webcast and conference call which can be found at: https://edge.media-server.com/mmc/p/2tfrj3my

To participate in the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (866) 220-4170

Participant International Dial-In Number: (864) 663-5235

The conference ID is: 1273006

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 149 branches and approximately 170 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937